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                                                                    Exhibit 99.1
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                             REDBACK NETWORKS INC.

                           2001 EMPLOYEE OPTION PLAN

The Plan was adopted by the Board effective as of January 8, 2001. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees with exceptional qualifications and (c) linking Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Options (which will be nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

                           ARTICLE 1.   DEFINITIONS.

1.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

1.2 "Board" means the Company's Board of Directors, as constituted from time to time.

1.3     "Change in Control" shall mean:

        (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and
(ii) any direct or indirect parent corporation of such continuing or surviving entity;

        (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

        (c) A change in the composition of the Board, as a result of which 50% or fewer of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

        (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
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1.4     "Code" means the Internal Revenue Code of 1986, as amended.

1.5     "Committee" means a committee of the Board, as described in Article 2.

1.6     "Common Share" means one share of the common stock of the Company.

1.7     "Company" means Redback Networks Inc., a Delaware corporation.

1.8 "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

1.9     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.10 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

1.11 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be
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conclusive and binding on all persons.

1.12 "NSO" means a stock option not described in sections 422 or 423 of the Code.

1.13 "Option" means an NSO granted under the Plan and entitling the holder to purchase Common Shares.

1.14    "Optionee" means an individual or estate who holds an Option.

1.15 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

1.16    "Participant" means an individual or estate who holds an Option.

1.17 "Plan" means this Redback Networks Inc. 2001 Employee Option Plan, as amended from time to time.

1.18 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

1.19 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                         ARTICLE 2.   ADMINISTRATION.

2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees who are to receive Options under the Plan, (b) determine the number, vesting requirements and other features and conditions of such Options, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.
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                   ARTICLE 3.   SHARES AVAILABLE FOR GRANTS.

3.1     Basic Limitation.  Common Shares issued
pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options awarded under the Plan shall not exceed 4,500,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 7.

3.2     Additional Shares.  If Options granted
under this Plan are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options under this Plan.


                           ARTICLE 4.   ELIGIBILITY.

4.1 Eligibility for Grants. Only Employees shall be eligible for the grant of Options. Employees who are considered officers or directors of the Company under Section 16 of the Exchange Act shall not be eligible to receive grants under this Plan.

                             ARTICLE 5.   OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 7.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 30% of the Fair Market Value of a Common Share on the date of grant. A Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the Option is outstanding.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations. In addition, acceleration of exercisability may be required under
Section 7.3.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
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                    ARTICLE 6.   PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Same Day Sale. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.3 Other Forms of Payment. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

                  ARTICLE 7.    PROTECTION AGAINST DILUTION.

7.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options available for future grants under Article 3, (b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 7, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

7.2 Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

7.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Options by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Options by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Options, (d) full exercisability or vesting and accelerated expiration of the outstanding Options or (e) settlement of the full value of the outstanding Options in cash or cash equivalents followed by cancellation of such Options.

                      ARTICLE 8.   LIMITATION ON RIGHTS.

8.1 Retention Rights. Neither the Plan nor any Options granted under the Plan shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

8.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
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8.3     Regulatory Requirements.  Any other provision of the Plan
notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                        ARTICLE 9.   WITHHOLDING TAXES.

9.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

9.2 Share Withholding. The Committee may permit a Participant to satisfy his or her withholding tax obligations by electing to have the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her upon the exercise of an Option or by surrendering all or a portion of any Common Shares that he or she previously acquired that number of Common Shares having a Fair Market Value equal to the amount required to be withheld on the date when they are withheld or surrendered.

                       ARTICLE 10.   FUTURE OF THE PLAN.

10.1 Term of the Plan. The Plan shall become effective on January 8, 2001. The Plan shall remain in effect until the stockholders of the Company approve any increase in the number of shares reserved for issuance under the Redback Networks Inc. 1999 Equity Incentive Plan or until it is sooner terminated under
Section 10.2.

10.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

                           ARTICLE 11.   EXECUTION.

To record the adoption of the Plan by the Board on January 8, 2001, the Company has caused its duly authorized officer to execute this document in the name of the Company.

Redback Networks Inc.


By:  /s/ Vivek Ragavan
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Title:  President and Chief Executive Officer
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